UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 2, 2017

WITH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55533	80-0194367
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 Studebaker, Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(714) 617-1991

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01. Changes in Registrant’s Certifying Accountant

(1)

Previous Independent Auditors:

a.

On July 6, 2011, the Company engaged KBL, LLP (“KBL”) of New York, NY as our registered independent public accountant. On February 28, 2017, KBL resigned as our registered independent public accountant.

b.

KBL's last issued report on the financial statements for the years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

c.

Through the period covered by the financial audit for the year ended December 31, 2014 and through the current date, there have been no disagreements with KBL on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KBL would have caused them to make reference thereto in their report on the financial statements.

d.

We have authorized KBL to respond fully to the inquiries of a successor accountant when one is engaged.

e.

During the year ended December 31, 2014 and through the current date, there have been no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K.

f.

The Company provided a copy of the foregoing disclosures to KBL prior to the date of the filing of this Report and requested that KBL furnish us with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this Report.  A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

(2)

New Independent Accountants:

a.

The Company has not yet engaged new independent auditors.

ITEM 9.01. Financial Statements and Exhibits.

a.

None

b.

Exhibits

NUMBER	EXHIBIT
16.1	Letter from KBL, LLP regarding Change in Certifying Accountant. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2017	WITH, INC. By: /s/ Andrew Maltin Andrew Maltin, Chief Executive Officer